Exhibit (j)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the caption “Counsel and Independent Registered Public Accounting Firm” in the Statement of Additional Information, and to the use of our report dated December 4, 2017 in this Registration Statement on Form N-1A (File No. 333-220625) of Dreyfus Treasury and Agency Liquidity Money Market Fund (the sole series comprising Dreyfus Institutional Liquidity Funds).

/s/ ERNST & YOUNG LLP

New York, New York

December 4, 2017